THE SOURCE | **FCI**
FINANCIAL COUNSELORS INC.
Founded 1966

442 West 47th Street, Kansas City, MO 64112
Phone: 816-329-1500
Toll Free: 800-615-2536
FAX: 816-329-1505

May 23, 2011

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, Indiana 46208

Dear Sirs and Madam:

You have engaged us to act as the sole investment advisor to the FCI Equity Fund (the "Fund"), a series of the Unified Series Trust, an Ohio business trust (the "Trust"), pursuant to a Management Agreement (the "Agreement") approved by the Board of Trustees.

Effective February 1, 2012, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding: brokerage fees and commissions; borrowing costs (such as (i) interest and (ii) dividend expenses on securities sold short); taxes; any 12b-1 fees; any indirect expenses such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary litigation expenses; at 1.00% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of January 31, 2013, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Trust's Declaration of Trust or Bylaws. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap below 1.00%.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the above expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: ______________________
Name: Amy L. Schaff
Title: Senior Vice President & CCO

Acceptance
The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John C. Swhear, Senior Vice President

THE SOURCE

FCI

FINANCIAL COUNSELORS INC.
Founded 1966

442 West 47th Street, Kansas City, MO 64112
Phone: 816-329-1500
Toll Free: 800-615-2536
FAX: 816-329-1505

May 23, 2011

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, Indiana 46208

Dear Sirs and Madam:

You have engaged us to act as the sole investment advisor to the FCI Bond Fund (the "Fund"), a series of the Unified Series Trust, an Ohio business trust (the "Trust"), pursuant to a Management Agreement (the "Agreement") approved by the Board of Trustees.

Effective February 1, 2012, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding: brokerage fees and commissions; borrowing costs (such as (i) interest and (ii) dividend expenses on securities sold short); taxes; any 12b-1 fees; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary litigation expenses; at 0.80% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of January 31, 2013, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Trust's Declaration of Trust or Bylaws. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap below 0.80%.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the above expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: [signature]
Name: Amy L. Schaff
Title: Senior Vice President & CCO

Acceptance
The foregoing Agreement is hereby accepted.

Unified Series Trust

By: [signature]
John C. Swhear, Senior Vice President

9140123